FIRST INTERSTATE BANCORP
			  BYLAWS

		       CERTIFICATE


I, ______________________________________,
________________________ Secretary of FIRST INTERSTATE
BANCORP, a Delaware corporation, hereby certify that the above and foregoing pages numbered from 1 to 18, both numbers inclusive, is a true and correct copy of the bylaws of said Corporation now in force.

WITNESS my hand this ________ day of
______________________________,19____.


	_________________________________

	Secretary

[SEAL]


Amended, effective May 1, 1995



			    BYLAWS
			      OF
		   FIRST INTERSTATE BANCORP


			   OFFICES

	1. The principal office of this Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware. The
Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require.

			    SEAL

	2. The corporate seal shall have inscribed thereon the name of the Corporation, and the words "Incorporated September 27, 1957, Delaware." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. The Secretary may have duplicate seals made and deposited for use with such officers as the Board of Directors may designate.

		It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of this Corporation, that the execution of such instrument be evidenced by the corporate seal; and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers thereof shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto.

		   STOCKHOLDERS' MEETINGS

	3. Meetings of the stockholders for the election of Directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors and specified in the notice of the meeting or in a duly executed waiver of notice thereof.


	4. The Annual Meeting of the stockholders shall be held on such day of the year as may be designated by the Board of Directors and as shall be specified in the notice of the meeting, when they shall elect by a plurality vote, by ballot, a Board of Directors, and transact such other business as may properly be brought before the meeting.

		(a) To be properly brought before an Annual Meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual
Meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

		Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Section 4, provided, however, that nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting in accordance with said procedures.

		The chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 4, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

		(b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board may be made at a meeting of stockholders by or at the direction of the Board by any nominating committee or person appointed by the Board or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 4. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than thirty days nor more than sixty days prior to the meeting; provided, however, that in the event that less than forty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stock-holder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of Directors pursuant to Rule 14a under the Securities Exchange Act of
1934, (v) the consent of each nominee to serve as a Director of the Corporation if so elected; and (b) as to the stockholder giving the notice,
(i) the name and record address of stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iv) a representation that the stockholder (and any party on whose behalf or in concert with whom such stockholder is acting) is qualified at the time of giving such notice to have such individual serve as the nominee of such stockholder (and any party on whose behalf or in concert with whom such stockholder is acting) if such individual is elected, accompanied by copies of any notification or filings with, or orders or other actions by, any governmental authority which are required in order for such stockholder (and any party on whose behalf such stockholder is acting) to be so qualified, (v) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder and (vi) such other information regarding such stockholder as would be required to be included in a proxy statement or other filings required to be filed pursuant to Rule 14a under the Securities Exchange Act of 1934. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein.

	The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

	5. The holders of a majority of the stock issued and outstanding, and entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after adjournment a new record date is fixed for the adjourned meeting, a new notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

	6. At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder or by his duly authorized attorney and submitted to the Secretary at or before such meeting, but no such proxy shall be voted or acted upon after three years from its date, unless said instrument provides for a longer period. Each stockholder shall have one vote for each share of Common Stock, and one-half vote for each one-half share of stock, registered in his name on the books of the Corporation. Each stockholder shall have such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors for each share of Preferred Stock, registered in his name on the books of the Corporation; provided, however, that except where a date shall have been fixed as a record date for the determination of stockholders entitled to vote as hereinafter provided in these bylaws, no share of stock shall be voted at any election for Directors which has been transferred on the books of the Corporation after the close of business on the day next preceding the day on which notice is given. The vote for Directors, and upon the demand of any stockholder, the vote upon any question before the meeting, shall be by ballot. All actions shall be taken and all questions decided by a majority vote, except as otherwise specifically provided by statute or by the Certificate of Incorporation or by these bylaws. The Chairman of the Board, or in his absence or when the office of Chairman of the Board is vacant, the President, or such other member of the Board of Directors as shall be designated by the Board, shall preside at all meetings of the stockholders.

	7. Written notice of the Annual Meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the records of the Corporation, not less than ten, nor more than sixty days prior to the meeting.

	8. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, or in his absence or when the office of Chairman of the Board is vacant, by the President, and shall be called by the Chairman of the Board, or in his absence or when the office of Chairman of the Board is vacant, by the President, or by the Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding, and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

	9. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

	10. Written notice of a special meeting of stockholders, stating the place, date and hour, and purpose or purposes for which the meeting is called, shall be mailed, postage prepaid, not less than ten, nor more than sixty days before such meeting, to each stockholder entitled to vote at such meeting.

	11. All notices required by these bylaws or otherwise to be mailed may be mailed either from the principal office of the Corporation at Wilmington, Delaware, or from any other office or place that may be determined by the Board of Directors.

			   DIRECTORS

	12. The property and business of this Corporation shall be managed by its Board of Directors, which shall number not less than three nor more than twenty-six, as shall be determined by resolution of the Board. Directors need not be stockholders. Except as provided in
Section 13 of these bylaws, the Directors shall be elected by a plurality of the votes cast at the Annual Meeting of stockholders, and each Director elected shall serve until his successor is duly elected and qualified, or until his earlier resignation or removal.

	      VACANCIES AND NEWLY CREATED DIRECTORSHIPS

	13. Any vacancy in the Board of Directors caused by death, resignation, removal or otherwise, and newly created directorships resulting from any increase in the authorized number of Directors, may be filled either by a majority of the Directors then in office, though less than a quorum, or by the stockholders of the Corporation, and each Director so elected shall hold office until the next annual election of Directors, and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed.

		       MEETINGS OF THE BOARD

	14. The newly elected Board of Directors shall meet for the purpose of organization or otherwise, at such time and place as shall be fixed by resolution adopted by a majority of the whole Board, and if a majority of the whole Board shall be present, no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting; or they may meet at such place and time as shall be fixed by the consent in writing of all the Directors, or as shall be stated in the notice of such meeting given as hereinafter provided in the case of special meetings of the Board.

	15. Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be fixed by standing resolution of the Board.

	16. Special meetings of the Board of Directors may be called by the Chairman of the Board, or in his absence or when the office of Chairman of the Board is vacant, by the President, on twenty-four hours' notice to each Director, personally or by mail or by facsimile transmission or by telephone; special meetings shall be called by the Chairman of the Board, or in his absence or when the office of Chairman of the Board is vacant, by the President or Secretary in like manner and on like notice on the written request of three Directors. Notice of special meetings of the Board shall state the time and place of the meeting, but need not state the purpose thereof except as otherwise in these bylaws expressly provided.

	17. At all meetings of the Board of Directors a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or by these bylaws. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though no quorum is present, as required in this Section, a majority of the Directors present at any meeting of the Board, either regular or special, may adjourn from time to time until a quorum be had, but no later than the time fixed for the next regular meeting of the Board.
Notice of any adjourned meeting need not be given.

	18. The Directors may cause the books of the Corporation to be kept outside of Delaware, at such offices of the Corporation or other places as the Directors may from time to time determine.

	19. In addition to the powers and authorities by these bylaws expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

			  COMMITTEES

		      EXECUTIVE COMMITTEE

	20. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an Executive Committee to consist of three or more Directors, two of whom shall be the Chairman of the Board and the President, and by like resolution may fill vacancies, or reconstitute the membership of, the Executive Committee; provided, however, that in the absence or disqualification of any member of the Executive Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Meetings of the Executive Committee for any purpose or purposes may be called by the Chairman of the Board, or in his absence or when the office of the Chairman of the Board is vacant, by the President, and shall be called by the Chairman of the Board, or in his absence or when the office of the Chairman of the Board is vacant, by the President, or the Secretary, at the request in writing of at least two members of the Executive Committee, to be held in such place as shall be designated from time to time by the Chairman of the Board, or in his absence or when the office of Chairman of the Board is vacant, by the President, or the Executive Committee, and indicated in the notice of such meetings. At least twenty-four hours' notice of such meetings shall be given to each member of the Executive Committee either personally or by mail or by facsimile transmission or by telephone.





		The Executive Committee shall, between meetings of the Board, have such powers as may be delegated to it from time to time by the Board.

		The Secretary or someone designated by the Executive Committee shall keep minutes of all its proceedings, all of which shall be reported as soon as practicable to the Board and shall be subject to revision or rescission by the Board, provided no rights of third parties shall be affected thereby. A member of the Executive Committee shall be appointed by the Board as Chairman of the Executive Committee, who shall preside at all meetings of the Executive Committee, or in his absence or if the Board fails to so appoint any such member, the Chairman of the Board shall preside at such meetings, or in his absence or when the office of Chairman of the Board is vacant, the President shall preside at such meetings, or if the President shall also be absent, and a quorum shall remain, the Executive Committee at any such meeting shall select from its members a chairman of the meeting. The presence of a majority of the members of the Executive Committee (but in no event less than three) shall be necessary to constitute a quorum for the transaction of business.

			 OTHER COMMITTEES

	21. The Board of Directors may from time to time by resolution create such other committee or committees of Directors designated by it to advise the Board, the Executive Committee and the officers and employees of the Corporation in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolution prescribe. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power, at any time, to change the members of any such committee, to fill vacancies and to discharge any such committee, either with or without cause. In the absence or disqualification of any member of any such committee, the member or members thereof present at any meeting and not disqualified from voting whether or not he or they constitute a quorum, may appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

		   COMPENSATION OF DIRECTORS

	22. Directors, in addition to expenses of attendance, shall be allowed such compensation as may be fixed from time to time by resolution adopted by a majority of the whole Board; provided, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

	23. Members of the Executive Committee and of any other special or standing committee shall, in addition to expenses of attendance, be allowed such compensation as may be fixed from time to time by resolution adopted by a majority of the whole Board.

		  MEETINGS BY MEANS OF CONFERENCE

	24. Unless otherwise provided by the Certificate of Incorporation or these bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 24 shall constitute presence in person at such a meeting.



		       ACTION WITHOUT MEETING

	25. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or of such committee as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

			    OFFICERS

	26. The officers of the Corporation shall be a Chairman of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. There may also be a Vice Chairman as may from time to time be designated by resolution of the Board of Directors.
 Two or more offices may be held by the same person.

		The Board of Directors may, in its discretion, confer additional functional titles including, but not limited to, Chief Financial Officer, Chief Credit Officer, General Counsel and General Auditor.

	27. The Board of Directors, at its first meeting after each Annual Meeting of stockholders, shall choose a Chairman of the Board, a President, the Executive Vice Presidents, the Senior Vice Presidents, a Secretary, a Treasurer and a Controller, none of whom except the Chairman of the Board and the President need be members of the Board.
 If the office of any of the above officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board.

	28. The Board of Directors may appoint a Vice Chairman of the Board to hold office at the pleasure of the Board, who may, but need not, be a member of the Board, and who may be an officer of the Corporation.

	29. The Chairman of the Board or someone who shall have been designated by the Chairman shall appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Chairman of the Board or his designee.

	30. The salaries of officers of the Corporation shall be fixed by the Chief Executive Officer except (l) Officers whose annual salaries are in excess of an amount as shall from time to time be fixed by resolution of the Board; and (2) Officers who are Directors of the Corporation, regardless of the amount of the salary of such officers.

	31. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board.



		     THE CHAIRMAN OF THE BOARD

	32. The Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders. He shall be the Chief Executive Officer of the Corporation; he shall have general and active management of the business affairs and property of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees except where otherwise indicated in these bylaws or in the resolution appointing a committee, and unless otherwise indicated in these bylaws or in the resolution appointing a committee, he shall act as chairman of all such committees. He shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation.

	   THE PRESIDENT, VICE CHAIRMAN AND VICE PRESIDENTS

	33. (a) The President shall perform such duties as may be prescribed by the Board or the Executive Committee or the Chairman of the Board. When the office of Chairman of the Board is vacant, or in the absence or disability of the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

		(b) In the absence or disability of the President, the Vice Chairman shall perform the duties and exercise the powers of President.
 In the absence or disability of said Vice Chairman, any Executive Vice President designated by the Board of Directors or by the Executive Committee shall perform such duties and exercise such powers.

		(c) The Vice Chairman shall perform such duties as may be prescribed by the Board of Directors or the Executive Committee or the Chairman of the Board or the President.

		d) The Vice Presidents shall perform such duties as may be prescribed by the Board or the Executive Committee or the Chairman of the Board or the President.

		THE SECRETARY AND ASSISTANT SECRETARIES

	34. (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, or by the Chairman of the Board, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation, and when authorized by the Board or these bylaws, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature.

		(b) The Assistant Secretaries shall perform such duties as the Board shall prescribe and in the absence or disability of the Secretary, an Assistant Secretary, designated by the Board of Directors or by the Executive Committee, shall perform the duties and exercise the powers of the Secretary.

			  THE TREASURER

	35. (a) The Treasurer or such other person designated by the Board of Directors shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board.

		(b) Such person shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and Directors, whenever they may require it, an account of all his transactions and of the financial condition of the Corporation.

		(c) Such person shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board, for the faithful discharge of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation; but the Board may, if it sees fit, dispense with such bond.

	      THE CONTROLLER AND ASSISTANT CONTROLLERS

	36. (a) The Board of Directors may elect a Controller who shall be the chief accounting officer of the Corporation, who shall have control over all accounting matters concerning the Corporation and who shall perform such other duties as may be required of him by the Chairman of the Board, the President or the Chief Financial Officer.

		(b) The Assistant Controllers shall perform such duties as the Board may prescribe, and in the absence or disability of the Controller, an Assistant Controller designated by the Board of Directors or by the Executive Committee, shall perform the duties and exercise the powers of the Controller.

	       DUTIES OF OFFICERS MAY BE DELEGATED

	37. In the case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any Director, provided a majority of the entire Board concurs therein.

		       CERTIFICATES OF STOCK

	38. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall exhibit the holder's name and certify the number of shares owned by him in the Corporation, and shall be signed by, or in the name of the Corporation by, the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, provided that the Board of Directors may have the certificates of stock signed by facsimile signatures. The certificates of stock are to be in the form approved by the Board of Directors.

		      TRANSFERS OF STOCK

	39. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.




			RECORD DATE

	40. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

		In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the Corporation having custody of the book in which proceedings of stockholders' meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

		     REGISTERED STOCKHOLDERS

	41. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

		       LOST CERTIFICATE

	42. The Board of Directors may authorize the issue of a new certificate of stock in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate or the issuance of such new certificate, to furnish such proof of the loss or destruction of such certificate as it shall deem proper, and to comply with such other regulations as the Board shall from time to time fix, including advertising such loss or destruction in such manner as the Board may require. A new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper to do so.



		      INSPECTION OF BOOKS

	43. The Directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation (except such as may by law be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

			   CHECKS

	44. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers as provided in these bylaws or as the Board of Directors may from time to time designate.

			 FISCAL YEAR

	45. The fiscal year shall begin the first day of January in each year.

			 DIVIDENDS

	46. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash or in property, including, without limitation, shares of the capital stock of the Corporation.

		Before payment of any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interests of the Corporation.

			 NOTICES

	47. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any Director, committee member, officer or stockholder, it shall not be construed to mean personal notice, but such notice may be given, in the case of stockholders, in writing, by mail, by depositing the same in the post office or letter-box, in a postpaid, sealed wrapper, addressed to such stockholder, at such address as appears on the books of the Corporation, or, in default of other address, to such stockholder at the General Post Office in the City of Wilmington, Delaware, and, in the case of Directors, committee members and officers, by telephone, or by mail or by facsimile transmission to the last business address known to the Secretary of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed or telephoned or sent by facsimile transmission.

		Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



			 AMENDMENTS

	48. These bylaws may be altered, amended or repealed, in whole or in part, or new bylaws may be adopted by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new bylaws by the stockholders be contained in the notice of such meeting. All such amendments must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office.

		As used in this Section 48 and in these bylaws generally, the term "entire Board of Directors" means the total number of Directors which the Corporation would have if there were no vacancies.

	     INDEMNIFICATION OF DIRECTORS AND OFFICERS

	49. (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative or the lawful spouse (whether such status is derived by reason of statutory law, common law or otherwise), is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators, or lawful spouse; provided, however, that except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such person in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the Delaware General Corporation Law requires, the payment of such expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such Director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Director or officer is not entitled to be indemnified for such expenses under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of Directors and officers.



		(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.
Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a deter-mination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation
(including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

		(c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested Directors or otherwise.

		(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.


		      EMERGENCY BYLAWS

	50. When operative. The Emergency Bylaws provided by the following sections shall be operative during any emergency resulting from an attack on the United States, any nuclear disaster, earthquake or during the existence of any catastrophe, as a result of which a quorum of the Board of Directors or the Executive Committee thereof cannot be readily convened for action, notwithstanding any different provision in the preceding sections of the bylaws or in the Certificate of Incorporation of the Corporation or in the General Corporation Law of the State of Delaware. To the extent not inconsistent with the Emergency Bylaws, the bylaws provided in the preceding sections shall remain in effect during such emergency, and upon the termination of such emergency, the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

	51.     Meetings.  During any such emergency:

		(a) Any meeting of the Board of Directors may be called by any Director. Whenever any Executive Officer of the Corporation who is not a Director has reason to believe that no Director is available to participate in a meeting, such Executive Officer may call a meeting to be held under the provisions of this section.

		b) Notice of each meeting called under the provisions of this section shall be given by the person calling the meeting or at his request by any officer of the Corporation. The notice shall specify the time and the place of the meeting, which shall be the head office of the Corporation at the time, if feasible, and otherwise any other place specified in the notice. Notice need be given only to such of the Directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, telephone or facsimile transmission, the notice shall be addressed to the Director at his residence or business address or such other place as the person giving the notice shall deem suitable. In the case of meetings called by an Executive Officer who is not a Director, notice shall also be given similarly, to the extent feasible, to the persons named on the list referred to in part (c) of this section. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice and otherwise the meeting may be held on any shorter notice that he shall deem to be suitable.

		c) At any meeting called under the provisions of this section, the Director or Directors present shall constitute a quorum for the transaction of business. If no Director attends a meeting called by an Executive Officer who is not a Director and if there are present at least three of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than thirteen appearing highest in priority on such list) shall be deemed Directors for such meeting and shall constitute a quorum for the transaction of business.

	52. Lines of succession. The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession, in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

	53. Offices. The Board of Directors, during as well as before any such emergency, may, effective during the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

	54. Liability. No officer, Director or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

	55. Repeal or change. The Emergency Bylaws shall be subject to repeal or change by action of the Board of Directors or by the affirmative vote of at least 66 2/3 percent of all votes entitled to be cast by the holders of Capital Stock of the Corporation entitled to vote generally in the election of Directors voting together as a single class, except that no such repeal or change shall modify the provisions of the next preceding section with regard to action or inaction prior to the time of such repeal or change.